Exhibit 99.1

Contact:	Jennifer Rosa	(216) 429-5037
	Paul Huml	(216) 429-5325

For release Friday, August 6, 2010

TFS Financial Corporation Announces Details of Conference Call Concerning Home Equity Line of Credit Portfolio

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, will host a conference call on Monday, August 9, 2010 at 2:00 p.m. Eastern Daylight Time to discuss the Company’s home equity line of credit portfolio. The conference call can be accessed by dialing 877-292-3125 and entering conference ID 93261190. An audio replay of the conference call will be available on the Investor Relations page on our website www.thirdfederal.com from 5:00 p.m. August 10, 2010 through 5:00 p.m. August 26, 2010.